Exhibit 99.3

TPC GROUP LLC

LETTER TO THE DEPOSITORY TRUST COMPANY PARTICIPANTS

for Offer to Exchange

Up to $350,000,000 Principal Amount of

8 1/4% Senior Secured Notes due 2017

for

a Like Principal Amount of

8 1/4% Senior Secured Notes due 2017

that have been registered under the Securities Act of 1933

The Exchange Offer will expire at 5:00 p.m., New York City time, on [                    ], 2011, (such date and time, as it may be extended, the “Expiration Date”). Outstanding notes tendered in the Exchange Offer may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date, but not thereafter.

To The Depository Trust Company Participants:

We are enclosing with this letter the materials listed below relating to the offer by TPC Group LLC (the “Issuer”) to exchange its 8 1/4% Senior Secured Notes due 2017 (the “Exchange Notes”), the issuance of which has been registered under the Securities Act of 1933, as amended (the “Securities Act”), for a like principal amount of its issued and outstanding unregistered 8 1/4% Senior Secured Notes due 2017 (the “Original Notes”), upon the terms and subject to the conditions set forth in the Issuer’s prospectus dated [                    ], 2011 (the “Prospectus”) and the related letter of transmittal (the “Letter of Transmittal” which, together with the Prospectus, constitute the “Exchange Offer”).

We are enclosing copies of the following documents:

1.	Prospectus dated [ ], 2011;

2.	Letter of Transmittal, together with accompanying Form W-9 Guidelines;

3.	Notice of Guaranteed Delivery; and

4.	Letter to Clients that may be sent to your clients for whose account you hold Original Notes in your name or in the name of your nominee, with space provided for obtaining that client’s instruction with regard to the Exchange Offer.

We urge you to contact your clients promptly. Please note that the Exchange Offer will expire at 5:00 p.m., New York City time, on [                    ], 2011, unless sooner terminated or extended.

The Exchange Offer is not conditioned upon any minimum aggregate principal amount of Original Notes being tendered for exchange.

Pursuant to the Letter of Transmittal, each holder of Original Notes will represent to the Issuer that:

(i)	any Exchange Notes received are being acquired in the ordinary course of business of the person receiving such Exchange Notes;

(ii)	neither the undersigned nor any such other person has an arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Notes in violation of the Securities Act;

(iii)	neither the holder nor any such other person is an “affiliate,” as defined in Rule 405 under the Securities Act, of the Issuer or any subsidiary guarantor of the Issuer;

(iv)	if the undersigned is not a broker-dealer, the undersigned is not engaged in, and does not intend to engage in, a distribution of the Exchange Notes;

(v)	if the undersigned is a broker-dealer that will receive Exchange Notes for its own account in exchange for Original Notes, such Original Notes were acquired as a result of market-making activities or other trading activities and it will deliver a prospectus in connection with any resale of such Exchange Notes; however, by so representing and by delivering a prospectus, the undersigned will not be deemed to admit that it is an underwriter within the meaning of the Securities Act; and

(vi)	the undersigned is not acting on behalf of any person who could not truthfully make the statements set forth in clauses (i) through (v) above.

The enclosed Letter to Clients contains an authorization by the beneficial owners of the Original Notes for you to make the foregoing representations.

The Issuer will not pay any fee or commission to any broker or dealer or to any other person (other than the exchange agent) in connection with the solicitation of tenders of Original Notes under the Exchange Offer. The Issuer will pay or cause to be paid any transfer taxes payable on the transfer of Original Notes to it, except as otherwise provided in Instruction 7 of the enclosed Letter of Transmittal.

The Exchange Offer is not being made to (nor will the surrender of Original Notes be accepted from or on behalf of) holders in any jurisdiction in which the making or acceptance of the offer would not be in compliance with the laws of such jurisdiction.

No person has been authorized to give any information with respect to the Exchange Offer, or to make any representation in connection therewith, other than those contained in the Prospectus and the Letter of Transmittal. If made or given, such recommendation or any such information or representation must not be relied on as having been authorized by the Issuer.

Additional copies of the enclosed materials may be obtained from us upon request.

Very truly yours,

TPC GROUP LLC